                                                              Exhibit No. 99(b)




                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended              September 30, 1996
                          ------------------------------------------------------

                                       OR


[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to
                               --------------------    -----------------------

Commission file number                         1-2116
                      ----------------------------------------------------------



                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                           (Full title of the Plan)








                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania 17604
              (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                  Page No.
                                                                  -------

Item 1.  Statements of Net Assets                                    4
         ------------------------

         September 30, 1996 and 1995


Item 2.  Statements of Changes in Plan Equity                        5-7
         ------------------------------------

         (a) Year ended September 30, 1996
         (b) Year ended September 30, 1995
         (c) Year ended September 30, 1994


Notes to Financial Statements                                        8-12
-----------------------------

Item 3.  Independent Auditors' Report                               13
         ----------------------------

Exhibits
--------

24.  Consent of Independent Auditors

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                               RETIREMENT SAVINGS PLAN FOR SALARIED
                               EMPLOYEES OF ARMSTRONG WORLD INDUSTRIES, INC.




March 25, 1997                 By:  /s/ E. Allen Deaver
                                  ------------------------------------------
                                  E. Allen Deaver
                                  Chairman of the Retirement Committee

                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF ARMSTRONG WORLD INDUSTRIES, INC.
                            Statements of Net Assets
                           September 30, 1996 and 1995

                                     1996


                                Commingled       Specialized         Money        Fixed Income      Armstrong          "OTC"
                                Equity Fund      Equity Fund      Market Fund         Fund          Stock Fund      Portfolio Fd.
                               ------------     ------------     ------------     ------------     ------------     ------------
Assets:

Investments in master trust
at fair value (note 3)         $ 34,640,234     $ 55,239,099     $  3,050,434     $126,067,031     $ 13,508,146     $  6,856,784
                               ------------     ------------     ------------     ------------     ------------     ------------
Total assets                   $ 34,640,234     $ 55,239,099     $  3,050,434     $126,067,031     $ 13,508,146     $  6,856,784
                               ------------     ------------     ------------     ------------     ------------     ------------
Plan equity                    $ 34,640,234     $ 55,239,099     $  3,050,434     $126,067,031     $ 13,508,146     $  6,856,784
                               ============     ============     ============     ============     ============     ============

                                  Asset          Asset Mgr.       Asset Mgr.          Loan
                               Manager Fund     Income Fund      Growth Fund     Portfolio Fund       Total
                               ------------     ------------     ------------     ------------     ------------
Assets:

Investments in master trust
at fair value (note 3)         $  4,441,622     $  2,013,481     $  6,417,103     $  3,307,686     $255,541,620
                               ------------     ------------     ------------     ------------     ------------
Total assets                   $  4,441,622     $  2,013,481     $  6,417,103     $  3,307,686     $255,541,620
                               ------------     ------------     ------------     ------------     ------------
Plan equity                    $  4,441,622     $  2,013,481     $  6,417,103     $  3,307,686     $255,541,620
                               ============     ============     ============     ============     ============

                                     1995

                                Commingled       Specialized         Money        Fixed Income      Armstrong          "OTC"
                                Equity Fund      Equity Fund      Market Fund         Fund          Stock Fund      Portfolio Fd.
                               ------------     ------------     ------------     ------------     ------------     ------------
Assets:

Investments in master trust
at fair value (note 3)         $ 26,008,895     $ 53,822,126     $  2,863,787     $119,173,404     $  9,957,012     $  3,998,454
                               ------------     ------------     ------------     ------------     ------------     ------------
Total assets                   $ 26,008,895     $ 53,822,126     $  2,863,787     $119,173,404     $  9,957,012     $  3,998,454
                               ------------     ------------     ------------     ------------     ------------     ------------
Plan equity                    $ 26,008,895     $ 53,822,126     $  2,863,787     $119,173,404     $  9,957,012     $  3,998,454
                               ============     ============     ============     ============     ============     ============



                                     1995

                                  Asset          Asset Mgr.       Asset Mgr.          Loan
                               Manager Fund     Income Fund       Growth Fund    Portfolio Fund        Total
                               ------------     ------------     ------------     ------------     ------------
Assets:

Investments in master trust
at fair value (note 3)         $  4,171,934     $  1,465,384     $  5,380,158     $  3,408,962     $230,250,116
                               ------------     ------------     ------------     ------------     ------------
Total assets                   $  4,171,934     $  1,465,384     $  5,380,158     $  3,408,962     $230,250,116
                               ------------     ------------     ------------     ------------     ------------
Plan equity                    $  4,171,934     $  1,465,384     $  5,380,158     $  3,408,962     $230,250,116
                               ============     ============     ============     ============     ============


See accompanying notes to financial statements

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF ARMSTRONG WORLD INDUSTRIES, INC.
                      Statements of Changes in Plan Equity
                  Years Ended September 30, 1996, 1995 and 1994

                                                               1996

                                  Commingled      Specialized         Money          Fixed Income       Armstrong          "OTC"
                                 Equity Fund      Equity Fund      Market Fund           Fund           Stock Fund     Portfolio Fd.
                                 -----------      -----------      -----------           ----           ----------     -------------
Plan equity at October 1, 1995   $26,008,895      $53,822,126       $2,863,787       $119,173,404       $9,957,012       $3,998,454
                                 -----------      -----------       ----------       ------------       ----------       ----------

Increases in plan equity:
  Contributions                    1,304,166        3,271,882        3,249,141          3,759,748          263,346          592,828
  Dividends                          824,216       10,899,654          150,409                 --          274,227          676,518
  Interest                            30,962           73,870            5,326          7,376,774            9,598            9,354

  Realized gain on investments
  (note 3)                         1,356,135        1,682,172               --                 --          598,743          173,665
  Transfers (to) from other
  employee benefit plans (note 2)    917,764         (486,370)      (2,722,959)         5,740,701        2,510,969           54,286
  Loan activity, net                (127,242)           9,945          (51,300)           199,025           30,537           30,924
                                 -----------      -----------       ----------       ------------       ----------       ----------

                                   4,306,001       15,451,153          630,617         17,076,248        3,687,420        1,537,575
                                 -----------      -----------       ----------       ------------       ----------       ----------

Decreases in plan equity:
  Unrealized appreciation
  (depreciation) of investments    3,201,122      (10,982,140)              --                 --          733,682           49,322
  Benefits paid (note 4)          (1,417,320)      (2,135,340)        (305,283)        (7,011,691)        (569,160)        (178,186)
  Interfund transfers, net         2,541,536         (916,700)        (138,687)        (3,170,930)        (300,808)       1,449,619
                                 -----------      -----------       ----------       ------------       ----------       ----------

                                   4,325,338      (14,034,180)        (443,970)       (10,182,621)        (136,286)       1,320,755
                                 -----------      -----------       ----------       ------------       ----------       ----------


Plan equity at September 30,1996 $34,640,234      $55,239,099       $3,050,434       $126,067,031      $13,508,146       $6,856,784
                                 ===========      ===========       ==========       ============      ===========       ==========


                                      Asset          Asset Mgr.       Asset Mgr.          Loan
                                   Manager Fund     Income Fund      Growth Fund     Portfolio Fund        Total
                                   ------------     -----------      -----------     --------------        -----
Plan equity at October 1, 1995      $4,171,934       $1,465,384       $5,380,158       $3,408,962      $230,250,116
                                    ----------       ----------       ----------       ----------      ------------

Increases in plan equity:
  Contributions                        294,053           69,892          517,010               --        13,322,066
  Dividends                            149,553           92,269           77,215               --        13,144,061
  Interest                               6,424            3,161            8,596               --         7,524,065

  Realized gain on investments
  (note 3)                              84,274           17,013          141,202               --         4,053,204
  Transfers (to) from other
  employee benefit plans (note 2)       41,971          256,953         (272,357)         (21,076)        6,019,882
  Loan activity, net                    (4,895)          11,757          (18,551)         (80,200)               --
                                    ----------       ----------       ----------       ----------      ------------

                                       571,380          451,045          453,115         (101,276)       44,063,278
                                    ----------       ----------       ----------       ----------      ------------

Decreases in plan equity:
  Unrealized appreciation
  (depreciation) of investments        188,800           11,409          457,253               --        (6,340,552)
  Benefits paid (note 4)              (464,192)        (170,707)        (179,343)              --       (12,431,222)
  Interfund transfers, net             (26,300)         256,350          305,920               --                --
                                    ----------       ----------       ----------       ----------      ------------

                                      (301,692)          97,052          583,830               --       (18,771,774)
                                    ----------       ----------       ----------       ----------      ------------


Plan equity at September 30,1996    $4,441,622       $2,013,481       $6,417,103       $3,307,686      $255,541,620
                                    ==========       ==========       ==========       ==========      ============

See accompanying notes to financial statements                       (Continued)

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                Statements of Changes in Plan Equity, Continued
                                     1995


                                  Commingled       Specialized         Money        Fixed Income       Armstrong          "OTC"
                                  Equity Fund      Equity Fund      Market Fund         Fund           Stock Fund     Portfolio Fd.
                                  -----------      -----------      -----------         ----           ----------     -------------
Plan equity at October 1, 1994    $20,074,514      $40,885,939       $2,364,783     $108,691,987       $7,203,780       $2,199,833
                                  -----------      -----------       ----------     ------------       ----------       ----------

Increases in plan equity:
  Contributions                     1,190,525        3,475,590          215,540        4,790,964          295,226          375,257
  Dividends                           587,101          199,906          138,766               --          245,705           96,677
  Interest                             33,291           67,892            8,112        7,591,186           12,946            6,544

  Realized gain (loss) on
  investments (note 3)                662,728        1,499,516               --               --          217,271           98,150
  Unrealized appreciation of
  investments                       4,621,828       13,524,954               --               --        2,038,938          795,420
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.     (9,748)         158,001            6,943           58,530           25,829           41,124
  Loan activity, net                 (222,751)         (15,988)         (10,923)          40,829           31,056           36,106
                                  -----------      -----------       ----------     ------------       ----------       ----------

                                    6,862,974       18,909,871          358,438       12,481,509        2,866,971        1,449,278
                                  -----------      -----------       ----------     ------------       ----------       ----------



Decreases in plan equity:
  Benefits paid (note 4)           (1,149,156)      (1,965,434)        (121,127)      (5,546,200)        (207,166)        (323,260)
  Interfund transfers, net            220,563       (4,008,250)         261,693        3,546,108           93,427          672,603
                                  -----------      -----------       ----------     ------------       ----------       ----------

                                     (928,593)      (5,973,684)         140,566       (2,000,092)        (113,739)         349,343
                                  -----------      -----------       ----------     ------------       ----------       ----------


Plan equity at September 30,1995  $26,008,895      $53,822,126       $2,863,787     $119,173,404       $9,957,012       $3,998,454
                                  ===========      ===========       ==========     ============       ==========       ==========


                                      Asset          Asset Mgr.       Asset Mgr.          Loan
                                   Manager Fund     Income Fund      Growth Fund     Portfolio Fund        Total
                                   ------------     -----------      -----------     --------------        -----
Plan equity at October 1, 1994      $3,488,114       $1,766,979       $4,767,677       $3,159,183      $194,602,789
                                    ----------       ----------       ----------       ----------      ------------
Increases in plan equity:
  Contributions                        358,667          101,319          722,517               --        11,525,605
  Dividends                            135,937           66,120          131,133               --         1,601,345
  Interest                               6,061            1,980           10,696               --         7,738,708

  Realized gain (loss) on
  investments (note 3)                 (41,279)         (21,983)         (21,443)              --         2,392,960
  Unrealized appreciation of
  investments                          282,885          120,617          400,690               --        21,785,332
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.      (3,017)              --               --           44,668           322,330
  Loan activity, net                   (29,030)         (41,574)           7,164          205,111                 -
                                    ----------       ----------       ----------       ----------      ------------

                                       710,224          226,479        1,250,757          249,779        45,366,280
                                    ----------       ----------       ----------       ----------      ------------

Decreases in plan equity:
  Benefits paid (note 4)              (100,933)        (140,007)        (165,670)              --        (9,718,953)
  Interfund transfers, net              74,529         (388,067)        (472,606)              --                 -
                                    ----------       ----------       ----------       ----------      ------------

                                       (26,404)        (528,074)        (638,276)               -        (9,718,953)
                                    ----------       ----------       ----------       ----------      ------------

Plan equity at September 30,1995    $4,171,934       $1,465,384       $5,380,158       $3,408,962      $230,250,116
                                    ==========       ==========       ==========       ==========      ============



See accompanying notes to financial statements                       (Continued)

                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF ARMSTRONG WORLD INDUSTRIES, INC.
                 Statements of Changes in Plan Equity, Continued


                                     1994

                                     Commingled       Specialized         Money       Fixed Income     Armstrong          "OTC"
                                     Equity Fund      Equity Fund      Market Fund        Fund         Stock Fund     Portfolio Fd.
                                     -----------      -----------      -----------        ----         ----------     -------------
Plan equity at October 1, 1993       $21,907,057      $38,103,999       $2,664,691    $110,188,428     $7,121,870       $1,601,565
                                     -----------      -----------       ----------    ------------     ----------       ----------

Increases in plan equity:
  Contributions                        1,090,512        3,079,493          152,506       3,385,978        200,709          233,587
  Dividends                              765,667        3,849,084           81,375              --        201,625          101,625
  Interest                                41,595           76,371           12,314       7,807,669          5,530            6,767

  Realized gain (loss) on
  investments (note 3)                   874,833          464,049               --              --        247,166          (17,970)
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.            863           9,604           11,437         (19,965)        11,126            4,568
  Loan activity, net                     (21,731)         169,552            9,773         135,007         15,947           52,702
                                     -----------      -----------       ----------    ------------     ----------       ----------

                                       2,751,739        7,648,153          267,405      11,308,689        682,103          381,279
                                     -----------      -----------       ----------    ------------     ----------       ----------



Decreases in plan equity:
  Unrealized appreciation
  (depreciation) of investments         (931,592)      (4,829,281)              --              --         52,533          (86,928)
  Benefits paid (note 4)                (644,466)      (1,497,530)        (108,573)     (5,927,743)      (189,656)         (60,685)
  Interfund transfers, net            (3,008,224)       1,460,598         (458,740)     (6,877,387)      (463,070)         364,602
                                     -----------      -----------       ----------    ------------     ----------       ----------

                                      (4,584,282)      (4,866,213)        (567,313)    (12,805,130)      (600,193)         216,989
                                     -----------      -----------       ----------    ------------     ----------       ----------


Plan equity at September 30,1994     $20,074,514      $40,885,939       $2,364,783    $108,691,987     $7,203,780       $2,199,833
                                     ===========      ===========       ==========    ============     ==========       ==========

                                        Asset          Asset Mgr.       Asset Mgr.          Loan
                                     Manager Fund     Income Fund      Growth Fund     Portfolio Fund        Total
                                     ------------     -----------      -----------     --------------        -----
Plan equity at October 1, 1993          $297,227          $85,542          $94,578       $3,512,435      $185,577,392
                                        --------          -------          -------       ----------      ------------

Increases in plan equity:
  Contributions                          266,340           90,079          536,559               --         9,035,763
  Dividends                              153,211           89,541          111,463               --         5,353,591
  Interest                                 6,495            3,131           10,971               --         7,970,843

  Realized gain (loss) on
  investments (note 3)                   (10,039)         (23,524)         (15,473)              --         1,519,042
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.            --               --            1,120           (8,145)           10,608
  Loan activity, net                       4,329          (68,420)          47,948         (345,107)                -
                                       ---------        ---------        ---------       ----------      ------------

                                         420,336           90,807          692,588         (353,252)       23,889,847
                                       ---------        ---------        ---------       ----------      ------------


Decreases in plan equity:
  Unrealized appreciation
  (depreciation) of investments         (162,610)         (68,890)         (82,171)              --        (6,108,939)
  Benefits paid (note 4)                (189,598)         (61,703)         (75,557)              --        (8,755,511)
  Interfund transfers, net             3,122,759        1,721,223        4,138,239               --                 -
                                       ---------        ---------        ---------       ----------      ------------

                                       2,770,551        1,590,630        3,980,511                -       (14,864,450)
                                       ---------        ---------        ---------       ----------      ------------


Plan equity at September 30,1994      $3,488,114       $1,766,979       $4,767,677       $3,159,183      $194,602,789
                                      ==========       ==========       ==========       ==========      ============


See accompanying notes to financial statements

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                          Notes to Financial Statements

(1)  Summary of Significant Accounting Policies
     ------------------------------------------
     (a) Basis of Presentation
         ---------------------
         The accompanying financial statements have been prepared on the accrual basis.

     (b) Investments in Master Trust
         ---------------------------
         The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is comprised of guaranteed interest rate contracts which are fully benefit responsive, and therefore are reflected at contract value plus credited interest in the financial statements. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

         Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

         Realized gains and losses on investments are determined by the average cost method.

     (c) Expenses
         --------
         All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------
     The Plan was established on August 1, 1983, under the name the Savings Investment Plan for Salaried Employees of Armstrong World Industries, Inc. On November 30, 1987, the Board of Directors of Armstrong amended the Plan effective February 1, 1988, to permit investments by participants in an Armstrong Common Stock Fund and to change its name to the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc.

     The plan is a defined contribution plan established for the purpose of providing to eligible salaried employees of Armstrong World Industries, Inc. (the Company) a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees.

     Participants may elect to make contributions to the Plan in each of the following methods:

     1. Up to 15% of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     2.  Up to 10% of their after-tax compensation.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF ARMSTRONG WORLD INDUSTRIES, INC.

                   Notes to Financial Statements, (Continued)

     Plan participants did include salaried employees of Thomasville Furniture Industries, Inc. On December 29, 1995, Armstrong World Industries, Inc., sold Thomasville Furniture to Interco Incorporated. The agreement of sale required Interco to establish a savings plan for Thomasville employees comparable to those it maintains for its other employees. Interco's successor plan became effective as of April 1, 1996. The salaried Thomasville participants of the Plan were allowed to make contributions to the Plan through March 31, 1996, at which time they were given the option to transfer their account balances to the Interco plan.
     The following table presents the transfers made by investment type:


               Commingled equity                     $1,694,425
               Specialized equity                     4,219,230
               Money market                           2,944,518
               Fixed income                           6,658,481
               OTC portfolio                            455,336
               Asset manager                            308,114
               Asset manager income                     136,902
               Asset manager growth                     601,858
                                                  -------------
                                                    $17,018,864
                                                  =============

(3)  Investments in Master Trust
     ---------------------------

     Assets are held in a Master Trust administered by Fidelity Management Trust Co., as Trustee, and are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1996, there were 1,505 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1996, there were 2,235 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1996, there were 393 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1996, the interest rates ranged between 5.35% and 8.26%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1996, there were 3,517 active participants in this investment fund.

5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1996, there were 2,327 active participants in this investment fund. Common stock shares held by the fund at September 30, 1996 and 1995 were 216,563 and 179,406, respectively.

6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1996, there were 575 active participants in this investment fund.

                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF ARMSTRONG WORLD INDUSTRIES, INC.

                   Notes to Financial Statements, (Continued)

7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1996, there were 340 active participants in this investment fund.

8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1996, there were 114 active participants in this investment fund.

9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1996, there were 496 active participants in this investment fund.

10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1996, there were 658 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1996 and 1995:

                                            September 30, 1996                    September 30, 1995
                                            ------------------                    ------------------
    Investment                           Cost         Fair Value               Cost          Fair Value
    ----------                           ----         ----------               ----          ----------
Commingled equity                 $22,619,668        $34,640,234        $17,189,451         $26,008,895
Specialized equity                 49,375,796         55,239,099         36,976,683          53,822,126
Money market                        3,050,434          3,050,434          2,863,787           2,863,787
Fixed income                      126,067,031        126,067,031        119,173,404         119,173,404
Armstrong stock                     9,504,386         13,508,146          6,686,934           9,957,012
OTC portfolio                       6,118,457          6,856,784          3,309,449           3,998,454
Asset manager                       4,132,342          4,441,622          4,051,454           4,171,934
Asset manager income                1,949,750          2,013,481          1,413,062           1,465,384
Asset manager growth                5,640,506          6,417,103          5,060,814           5,380,158
Loan portfolio                      3,307,686          3,307,686          3,408,962           3,408,962
                                    ---------          ---------          ---------           ---------
                                 $231,766,056       $255,541,620       $200,134,000        $230,250,116
                                 ============       ============       ============        ============

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1996, 1995, and 1994 are presented below:

                                    Aggregate           Aggregate           Realized
       1996                          Proceeds                Cost        Gain (Loss)
       ----                          --------                ----        -----------
Commingled equity                  $2,623,858          $1,267,723         $1,356,135
Specialized equity                  7,504,239           5,822,067          1,682,172
Armstrong stock                     1,651,243           1,052,500            598,743
OTC portfolio                       1,498,007           1,324,342            173,665
Asset manager                       1,784,344           1,700,070             84,274
Asset manager income                  819,155             802,142             17,013
Asset manager growth                1,598,514           1,457,312            141,202
                                    ---------           ---------            -------
                                  $17,479,360         $13,426,156         $4,053,204
                                  ===========         ===========         ==========

                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF ARMSTRONG WORLD INDUSTRIES, INC.
                   Notes to Financial Statements, (Continued)

                                    Aggregate           Aggregate           Realized
                                     Proceeds                Cost        Gain (Loss)
       1995                          ---------                ----        -----------
       ----
Commingled equity                  $2,529,266          $1,866,538           $662,728
Specialized equity                  8,283,037           6,783,521          1,499,516
Armstrong stock                       925,502             708,231            217,271
OTC portfolio                         773,079             674,929             98,150
Asset manager                       1,252,539           1,293,818           (41,279)
Asset manager income                  982,479           1,004,462           (21,983)
Asset manager growth                1,575,135           1,596,578           (21,443)
                                   ----------         -----------         ----------
                                  $16,321,037         $13,928,077         $2,392,960
                                  ===========         ===========         ==========

       1994
       ----
Commingled equity                  $4,197,432          $3,322,599           $874,833
Specialized equity                  4,209,579           3,745,530            464,049
Armstrong stock                       827,356             580,190            247,166
OTC portfolio                         506,960             524,930           (17,970)
Asset manager                         428,433             438,472           (10,039)
Asset manager income                  987,917           1,011,441           (23,524)
Asset manager growth                  473,242             488,715           (15,473)
                                   ----------         -----------         ----------
                                  $11,630,919         $10,111,877         $1,519,042
                                  ===========         ===========         ==========

(4)  Benefits
     --------
     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

     Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

(5)  Obligation for Benefits
     -----------------------
     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or investment contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an investment contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------
     By a letter dated February 13, 1996, the Internal Revenue Service has determined and informed the Company that the Plan qualifies under the applicable provisions of the Internal Revenue Code and is therefore exempt from federal income taxes.

                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF ARMSTRONG WORLD INDUSTRIES, INC.
                   Notes to Financial Statements, (Continued)


(7)  Subsequent Event
     ----------------
     On May 29, 1996, the Company's Board of Directors approved the restructuring of the Plan and the merger of the Plan with the Armstrong World Industries, Inc. Employee Stock Ownership Plan. The merged plan was named the Retirement Savings and Stock Ownership Plan and had an effective date of October 1, 1996.

                          Independent Auditors' Report
                          ----------------------------


The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1996 and 1995 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1996 and 1995 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                     KPMG PEAT MARWICK LLP




Philadelphia, Pennsylvania
February 28, 1997

                                  EXHIBIT INDEX


24       Consent of Independent Auditors

                         Consent of Independent Auditors
                         -------------------------------


The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18996 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 28, 1997, relating to the statements of net assets of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1996 and 1995 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1996, which report is included herein.

                                                     KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
March 24, 1997